SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to section 240.14a-12

THE FEMALE HEALTH COMPANY

(Name of Registrant as Specified In Its Charter)

Registrant

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

The Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed by The Female Health Company (“FHC” or the “Company”) with the Securities and Exchange Commission on April 28, 2016, included the following information regarding the proposed merger transaction between FHC and Aspen Park Pharmaceuticals, Inc. (“APP”):

Strategy

The Company’s strategy is to fully develop global markets for FC2 for both contraception and STI prevention, including HIV/AIDS. Since the introduction of its first generation product, FC1, the Company has developed contacts and relationships with global public health sector organizations such as WHO, the United Nations Population Fund (UNFPA), the United States Agency for International Development (USAID), UNAIDS, country-specific health ministries, non-governmental organizations (NGOs), and commercial partners in various countries. The Company has representatives in various locations around the world to provide technical sales support and assist with its customers’ prevention and family planning programs.

In July 2014, the Company announced a new growth strategy with two objectives. The first element was to accelerate demand for FC2 by strengthening key customer relationships and creating greater awareness of FC2 in our current markets through increased consumer sales and marketing efforts. As described in the next section, the Company recently completed its evaluation of the potential for FC2 in consumer markets in the U.S.

The second objective was to diversify the product line to increase shareholder opportunity and reduce the risk of being a one product company. The proposed merger transaction with APP would fulfill this objective. The rationale for diversification and selection of APP was as follows: FHC has had a solid track record in developing and marketing a first of its kind product, securing FDA approval and WHO clearance, distribution in 144 countries, 10 years of profitability and no debt. However, there are significant risks and opportunity limitations for FHC to simply continue as it is.

•	First is the obvious risk of being a single product company. The need for diversification is important in light of increased competition for our product.

•	Second, the volatility of the business and dependence on public sector funding.

•	Third is the opportunity limitation of having an excellent public company health care platform but using it for only one product.

As a result, in July 2014 FHC committed to diversifying its business. The Company has analyzed more than 100 potential opportunities. We believe none of the companies analyzed presented the opportunities provided by APP. The potential benefits of the proposed merger are as follows:

•	It results in a high potential multiple product portfolio,

•	It provides proprietary product positions, three of which are subject to the potentially less risky, less costly and more expedited 505(b)(2) FDA regulatory approval process, resulting in nearer term revenue and cash flow potential for these three products,

•	It may complement and enhance FC2’s market opportunities,

•	Due to the multiple product portfolio it may capitalize on FHC’s public healthcare company status and as a result provide an opportunity for long-term growth and enhanced shareholder value, and

•	It brings an experienced management team to the Company.

The FHC board approved the merger after the completion of a scientific, intellectual property, legal and financial due diligence process.

Forward-Looking Statements

This filing contains forward-looking statements, including those regarding the proposed merger transaction between FHC and APP and the integration of our two businesses. These statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results could differ materially from those expressed or implied by such statements. These risks and uncertainties include but are not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all; the satisfaction of conditions to completing the transaction, including the ability to secure approval by a two-thirds vote of FHC’s shareholders; risks that the proposed transaction could disrupt current plans and operations; costs, fees and expenses related to the proposed transaction; risks related to the development of APP’s product portfolio, including regulatory approvals and time and cost to bring to market; risks relating to the ability of the combined company to obtain sufficient financing on acceptable terms when needed to fund development and company operations; the risk that, even if it is completed, we may not realize the expected benefits from the transaction; and other risks described in FHC’s filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended September 30, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2015 and March 31, 2015. These documents are available on the “SEC Filings” section of our website at http://fhcinvestor.com. All forward-looking statements are based on information available to us as of the date hereof, and FHC does not assume any obligation and does not intend to update any forward-looking statements, except as required by law.

Additional Information about the Proposed Transaction and Where You Can Find It

This filing contains a discussion of a proposed merger transaction involving FHC and APP. FHC plans to file a proxy statement with the SEC relating to a solicitation of proxies from its shareholders in connection with a special meeting of shareholders of FHC to be held for the purpose of voting on matters relating to the proposed merger transaction with APP. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, FHC SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by FHC with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, shareholders of FHC may obtain free copies of the documents filed with the SEC by contacting FHC’s Chief Financial Officer at (312) 595-9123, or by writing to Chief Financial Officer, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60654.

Interests of Certain Participants in the Solicitation

FHC and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of FHC in favor of the proposed transaction. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

2